Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

FORM OF
SECURED PROMISSORY NOTE

(Dated April [●], 2018)

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, General Cannabis Corporation, a Colorado corporation (the “Borrower”), hereby unconditionally promises to pay to the order of _________________ or his assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of $[Principal Amount of Loan] (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”) in United States currency. This Note and other notes of like tenor (the “Other Notes” and, together with this Note, the “Notes”) are being delivered under the terms of a promissory note and warrant purchase agreement, dated as of April [●], 2018 (“Purchase Agreement”).

1.

Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person.

“Applicable Rate” means the rate equal to 8.5% per annum; provided that same shall be increased to the lesser of 18% and the highest allowable rate upon an Event of Default.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of Colorado are authorized or required by law to close.

“Commitment Period” means the period from the date hereof to the Maturity Date.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Default” means any of the events specified in Section 9 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 9 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 9.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Intellectual Property” means any and all intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all rights therein, and all rights to sue at law or in equity for any past, present, or future infringement, violation, misuse, misappropriation or other impairment thereof, whether arising under US, multinational or foreign laws or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom.

“Interest” shall be payable at the rate of 8.5% per annum and shall by payable quarterly.  The Noteholder shall by entitled to at least 12 month’s interest even if the Company prepays the Note.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower; (b) the validity or enforceability of the Note or Security Agreement; (c) the perfection or priority of any Lien purported to be created under the Security Agreement; (d) the rights or remedies of the Noteholder hereunder or under the Security Agreement; or (e) the Borrower’s ability to perform any of its material payment obligations hereunder or under the Security Agreement.

“Maturity Date” means May 1, 2019.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Other Notes” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt” means Debt (a) existing or arising under this Note and the Other Notes and any refinancing thereof; (b) ordinary trade payables, consistent with past practice; (c) existing as of the date of this Note; (d) which may be deemed to exist with respect to swap contracts; (e) owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services in connection with any automated clearinghouse transfers of funds; and (f) unsecured insurance premiums owing in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Borrower and Noteholder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

2.

Final Payment Date; Optional Prepayments.

2.1

Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2

Optional Prepayment. The Borrower, at its discretion, may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, provided, however, that one year of interest as calculated under this Note shall be paid in the event that the accrued interest is less than one year of interest. No prepaid amount may be reborrowed.

3.

Use of Proceeds; Priority; Security Agreement.

3.1

The proceeds to the Company under this Note (and the Other Notes) shall be first be used on the date of issuance of this Note to pay any and all expenses of the offering of this Note (and the Other Notes).

3.2

After giving effect to the payments required under Section 3.1 above, the proceeds to the Company under this Note (and the Other Notes) shall be used to fund the Company’s working capital.

3.3

This Note evidences senior secured indebtedness of the Company and shall be pari passu with the Other Notes and shall have priority in right of payment, enforcement and collection over any and all other Debt of the Company, whether existing as of the date of issuance of this Note or incurred thereafter.  So long as this Note is outstanding, the Company shall not incur any Debt except for Permitted Debt, unless otherwise first consented to in writing by the holder of this Note (and all of the Other Notes).

3.4

The Borrower’s performance of its obligations hereunder is, and shall be, secured by a first priority security interest in the collateral specified in the Security Agreement.

4.

Interest.

4.1

Interest Rate. The outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

4.2

Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan for the day on which it is paid.

4.3

Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

5.

Payment Mechanics.

5.1

Manner and Date of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM MST on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time. Interest shall be due and payable quarterly in arrears on each of July 1, 2018, October 1, 2018, January 1, 2019 and April 1, 2019 (or, if not a Business Day, the next succeeding Business Day).

5.2

Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3

Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4

Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

6.

Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1

Existence; Compliance With Laws. The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the authorized, issued and outstanding securities of the Borrower, including the Warrants, have been, to the extent applicable, duly authorized and are validly issued, fully paid and nonassessable and issued in compliance with all applicable laws.

6.2

Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

6.3

Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note and the Security Agreement.

6.4

No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

6.5

No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.6

Enforceability. Each of the Note and the Security Agreement is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.7

No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note, the Security Agreement or any of the transactions contemplated hereby or thereby or (b) that would be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note or the Security Agreement.

6.8

USA PATRIOT Act, OFAC and Other Regulations

(a)

Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates or any of their respective officers or directors has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)

Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates or any of their respective officers or directors is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including Cuba, Iran, North Korea, Sudan and Syria.

(c)

Neither the Borrower nor, to the knowledge of the Borrower any of its Affiliates or any of their respective officers or directors acting or benefiting in any capacity in connection with the Loan conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Person, or in any country or territory, that is the subject of any Sanctions.

6.9

SEC Reports; Financial Statements.

(a)

The Borrower has filed with the Securities and Exchange Commission (“SEC”) all reports that were required to be filed by the Borrower (the “Borrower SEC Reports”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2017. Each of the Borrower SEC Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Borrower SEC Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Borrower SEC Reports did not, and any Borrower SEC Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)

Each of the audited consolidated balance sheets, statements of income, changes in stockholders’ equity and cash flows of the Borrower included in or incorporated by reference into the Borrower SEC Reports (including any related notes and schedules) (A) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved; (B) present fairly, in all material respects, the consolidated financial position of the Borrower as at the dates thereof and the consolidated results of income, changes in stockholders’ equity and cash flows of the Borrower for the periods then ended; and (C) accurately reflect in all material respects the books of account and other financial records of the Borrower.

(c)

The Borrower does not have any Liabilities except for Liabilities reflected or reserved against on the Borrower’s consolidated audited balance sheet as of December 31, 2017 (or the notes thereto) and not heretofore paid or discharged or Liabilities that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

6.10

No Material Adverse Effect. Since December 31, 2017, no development or event has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

6.11

Absence of Undisclosed Liabilities. The Borrower is not obligated under any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), except to the extent that such obligation or liability (i) is reflected or disclosed in its most recent financial statements or (ii) was incurred after December 31, 2017 in the ordinary course of business (and not as a result of a breach, tort or infringement) and is not individually or in the aggregate material to the business.  The Borrower is not nor at any time has been a party to any bankruptcy proceedings, whether voluntary or involuntary, actual or threatened, or has made an assignment of its assets for the benefit of any creditor or otherwise.

6.12

Schedules of Debt.  Schedule 6.12(a) hereto sets forth all currently existing Debt of the Company.

6.13

Title to Properties and Assets; Liens, Etc. The Borrower has good and marketable title to all of the assets owned by the Borrower or a valid right to lease or license all of the assets leased or licensed by the Borrower, as applicable, in each case, subject to no Liens. All material tangible personal property included within the assets is in good operating condition and repair (ordinary wear and tear excepted) and is reasonably fit and usable for the purpose for which it is proposed to be used by the Borrower after Closing.  Immediately after giving effect to the Closing, the Borrower will own or have the right to use all assets of every kind and description necessary to enable the Borrower to continue to conduct its business in a manner consistent with the manner in which the business has been operated historically in the ordinary course of business.

6.14

Intellectual Property Matters. The Borrower owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted or proposed to be conducted. No material claim has been asserted and is pending by any Person challenging the use, validity or effectiveness of any Intellectual Property, nor is the Borrower aware of any valid basis for any such claim. The use of Intellectual Property by the Borrower does not materially infringe on the rights of any Person.

6.15

Tax Matters. The Borrower has filed, has caused to be filed or has been included in all federal, state and other tax returns that are required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. The Borrower is not party to any tax sharing agreement.

6.16

Brokers’ Fees.  The Borrower has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Note.

6.17

Other Representations.  Each of the representations and warranties of the Company (together with any related Schedule of Exceptions thereto) made in the Purchase Agreement and the Security Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, each Purchaser.

7.

Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, in addition to the other covenants of the Company set forth above, the Borrower shall:

7.1

Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.2

Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements, including this Note, the Purchase Agreement and the Security Agreement; and (c) all Laws and Orders applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.3

Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4

Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

7.5

Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

8.

Negative Covenants. Until all amounts outstanding under this Note have been paid in full, in addition to the other covenants set forth above, the Borrower shall not:

8.1

Indebtedness. Incur, create or assume any Debt, other than Permitted Debt.

8.2

Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; and (c) Liens created pursuant to the Security Agreement.

8.3

Compliance With Certain Regulations

(a)

Engage in, or knowingly permit any of its Affiliates to engage in, any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)

Use, directly or indirectly, the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (x) to fund any activities or business of or with any Person, or in any country or territory, that, is, or whose government is, the subject of Sanctions at the time of such funding, or (y) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

9.

Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

9.1

Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and, in each case, such failure continues for five (5) days after written notice to the Borrower.

9.2

Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein, the Purchase Agreement or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

9.3

Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 7 or 8 of this Note or (b) any other material covenant, obligation, condition or agreement contained in this Note, the Purchase Agreement or the Security Agreement and such failure continues for ten (10) days after written notice to the Borrower.

9.4

Bankruptcy.

(a)

the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)

there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 9.4(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(c)

there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d)

the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.4(a), Section 9.4(b) or Section 9.4(c), above; or

(e)

the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

10.

Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) terminate its commitment to make any Loan hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable Law; provided, however that, if an Event of Default described in Section 9.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

11.

Miscellaneous.

11.1

Notices.

(a)

All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)

If to the Borrower:
General Cannabis Corporation.
565 East Evans Ave.
Denver, CO 80224
Corporate Phone:  303-759-1300
Email: robert@generalcann.com

Attention:  Robert Frichtel

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market St.
San Francisco, CA 94105
Telephone: (415) 268-7000
Facsimile:   (415) 268-7522
Attention:  Murray A. Indick, Esq.
Email:  mindick@mofo.com

(ii)

If to the Noteholder:

[ADDRESS]
Attn: [NAME OF CONTACT]
Telephone: [NUMBER],
Facsimile: [NUMBER]
E-mail: [ADDRESS]

with a copy (which shall not constitute notice) to:

(b)

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

11.2

Expenses. Each of the Parties shall be responsible for their respective expenses and costs incurred in connection with the negotiation, documentation and execution of this Note and the Security Agreement, and all other documents contemplated herein and therein, except as set forth in Section 8(m) of the Purchase Agreement.

11.3

Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, the Security Agreement and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Colorado.

11.4

Submission to Jurisdiction

(a)

The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the State of Colorado or of the United States of America for the District of Colorado and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)

Nothing in this Section 11.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

11.5

Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 11.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.6

Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

11.7

Counterparts; Integration; Effectiveness. This Note, the Security Agreement and any amendments, waivers, consents or supplements hereto and thereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Security Agreement constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note or the Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note or the Security Agreement, as applicable.

11.8

Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person, subject to compliance with applicable Law, including the Securities Act and applicable Blue Sky laws. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.9

Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

11.10

USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the US PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Noteholder.

11.11

Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Exhibits and Sections mean the Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

11.12

Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11.13

Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

11.14

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.15

Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

11.16

Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note as of April [●], 2018.

GENERAL CANNABIS CORPORATION:

By:
Name:
Title:

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of this Agreement

NOTEHOLDER

[Signature Page to Secured Promissory Note]